As filed with the Securities and Exchange Commission on April 16, 2002
                                           Registration No. 333-_____
-----------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                INITIAL

                                FORM S-1

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
          (Exact name of registrant as specified in its charter)

        NEW YORK                   6355                 52-0242530
    (State or other         (Primary Standard         (I.R.S. Employer
    jurisdiction of             Industrial          Identification No.)
    incorporation or       Classification Code
     organization)               Number)

                          1000 Woodbury Road, Suite 102
                          Woodbury, New York  11797
                              (800) 963-9539

 (Address and Telephone Number of registrant's principal executive office)

                             Linda E. Senker, Esq.
                           ReliaStar Life Insurance
                             Company of New York
                           1475 Dunwoody Drive
                           West Chester, PA  19380
                               (610) 425-3516

    (Name and Address of Agent for Service of Process)
                               ____________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

-----------------------------------------------------------------------------
                      Calculation of Registration Fee

                                                                     Proposed
Title of each class                            Proposed               maximum
of securities to be    Amount to be    maximum offering price    aggregate offering      Amount of
     registered         registered        price per unit(1)          price(1)        registration fee
--------------------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in           N/A                   N/A                    $1,000,000          $92
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.



-----------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

____________________________________________________________________________



                               PART I

ING  VARIABLE  ANNUITIES


RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK



          RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK FIXED ACCOUNT I


                                 ______ __, 2002




     ReliaStar Life Insurance Company of New York Fixed Account I ("Fixed Account") is an optional fixed interest allocation offered during the accumulation phase of your variable annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of New York," the "Company," "we" or "our"). The Fixed Account , which is a segregated asset account of ReliaStar of New York, provides a means for you to invest on a tax-deferred basis and earn a guaranteed interest rate for guaranteed interest periods. Amounts so invested are referred to as "Fixed Interest Allocations". We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We currently offer Fixed Interest Allocations with guaranteed interest periods of 1, 3, 5, 7 and 10 years. We may not offer all guaranteed interest periods on all contracts, and the rates for a given guaranteed interest period may vary among contracts. We set the interest rates periodically. We may credit a different interest rate for each guaranteed interest period. The interest you earn in the Fixed Account as well as your principal is guaranteed by ReliaStar of New York, as long as you do not take your money out before the maturity date for the applicable guaranteed interest period. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. A surrender charge may also apply to withdrawals from your contract. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

For contracts sold in some states, not all Fixed Interest Allocations are available. You have a right to return a contract for a refund as described in the variable annuity contract prospectus. The variable annuity contract prospectus describes a deferred group and individual variable annuity contract (the "Contract") offered by ReliaStar of New York. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment as well as those that do not qualify for such treatment. Please refer to the Contract prospectus for more information.

This prospectus should be read with the Contract prospectus which provides information that you should know before investing in the Fixed Account and should be kept for future reference. If you need more information after reading this prospectus, please contact us at our Customer Service Center, P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066 or your registered representative. Either prospectus is available without charge upon request. To obtain a copy of these documents, write to or call our Customer Service Center or access the SEC's website (http://www.sec.gov).

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FIXED ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS PROSPECTUS MUST BE ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR A VARIABLE CONTRACT.


Fixed Account--121472

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

The variable contract has insurance features and investment features, and there are charges related to each. For more information about these contract fees and expenses please refer to the Contract prospectus.

--------------------------------------------------------------------------------
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests and ING Pilgrim Investments, LLC, a portfolio manager of The GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust, and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.


--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The audited financial statements of ReliaStar of NY as of December 31, 2001, and for each of the three years in the period ended December 31, 2001 are included in this prospectus.


--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your Contract value to the guaranteed interest periods of the Fixed Account during the accumulation period as described in the prospectus for the Contract. Each amount that you allocate to the Fixed Account for a selected guaranteed interest period, is called a Fixed Interest Allocation. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods under all Contracts now or in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the guaranteed interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the guaranteed interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account itself is not registered.

Fixed Account--121472             2

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging from Fixed Interest Allocations." Your Contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of Contract value. We will credit interest daily at a rate that yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate declared of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your Contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B as described in the Contract prospectus. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the Contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire Contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.
On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

Fixed Account--121472                                   3

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the Contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your Contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the Contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders" in the Contract prospectus.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your Contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and a contract surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the Contract value in the subaccounts. If the withdrawal exceeds the Contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. Please be aware that the benefit we pay under any of the optional benefit riders will be reduced by any withdrawals you made from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders" in the Contract prospectus.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your Contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.
We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

         (         1+I        )N/365
              ---------------
                 1+J+.0025                       -1


Fixed Account--121472                               4

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year) in the guaranteed interest period, except for a Fixed Interest Allocation of 6 months, where "J" is, at the time of calculation, the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6-month guaranteed interest period, or (ii) a 1-year guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your Contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your Contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your Contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.


--------------------------------------------------------------------------------
                                  SPECIAL FUNDS
--------------------------------------------------------------------------------

We use the term Special Funds in the discussion of the enhanced death benefit options and the optional riders in the Contract prospectus. The Special Funds currently include Fixed Interest Allocations and certain variable subaccounts as described in your Contract prospectus. The Company may, at any time, designate any new and/or existing subaccount as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccount. Allocations to Special Funds will not affect the death benefit that may be available under the earnings multiplier benefit rider. Designation of a subaccount as a Special Fund may vary by benefit. For example, a subaccount may be designated a Special Fund for purposes of calculating a living benefit, but not a death benefit or for calculating one death benefit and not another.


--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract is described in another prospectus. This prospectus describes the Fixed Account and the operation of any Fixed Interest Allocation under your Contract.
     CONTRACT VALUE IN THE FIXED INTEREST ALLOCATIONS. On the contract date, the Contract value in any Fixed Interest Allocation in which you are invested is equal to the portion of the initial premium paid and


Fixed Account--121472                               5
designated for allocation to the Fixed Interest Allocation. On each business day after the contract date, we calculate the amount of Contract value in each Fixed Interest Allocation as follows:

     (1) We take the Contract value in the Fixed Interest Allocation at the end of the preceding business day.

     (2) We credit a daily rate of interest on (1) at the guaranteed rate since the preceding business day.

     (3)  We add (1) and

     (4)  We  subtract  from  (3)  any  transfers   from  that  Fixed   Interest
          Allocation.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

Additional premium payments and transfers allocated to the Fixed Account will be placed in new Fixed Interest Allocatios. The Contract value on the date of allocation will be the amount allocated. Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the interest credited to Fixed Interest Allocations, any Market Value Adjustment, and any surrender charge. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your Contract value, then we adjust for any Market Value Adjustment, and then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.


--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

At any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn; otherwise the withdrawal will be made on a pro rata basis from all of the Fixed Interest Allocations and subaccounts in which you are invested. If there is not enough Contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the Contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The Contract value may be more or less than the premium payments made.
We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

Fixed Account--121472                               6

SYSTEMATIC WITHDRAWALS
See the Contract prospectus for general information on Systematic Withdrawals. Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will adjust the amount withdrawn to include any Market Value Adjustment so that the amount of each systematic withdrawal remains fixed, unless you direct otherwise.

IRA WITHDRAWALS
See the Contract prospectus for general information on IRA Withdrawals.

An IRA withdrawal from a Fixed Interest Allocation in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED
WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" in the Contract prospectus for more details.


--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your Contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. See the Contract prospectus for general information regarding transfers including transfers by third parties. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind that transfers between Special Funds and other investment portfolios may negatively impact your death benefit or rider benefits.

If you allocate Contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer Contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the Contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total Contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of Contract value in the Restricted Fund is greater than the limit.

Please be aware that the benefit we pay under an optional benefit rider may be affected by certain transfers you make while the rider is in effect. Transfers, including those involving Special Funds, may also affect your optional rider base. See "The Annuity Contract -- Optional Riders" in the Contract prospectus.

Fixed Account--121472                               7

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire Contract value held in a subaccount or a Fixed Interest Allocation.

DOLLAR COST AVERAGING FROM FIXED INTEREST ALLOCATIONS
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of Contract value in Fixed Account Interest Allocations with a guaranteed interest period of 1 year or less. The Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other Fixed Interest Allocations or contract investment portfolio subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. You may change the transfer amount once each contract year. Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your Contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

See "Dollar Cost Averaging" in the Contract prospectus for a discussion of transferring to a Restricted Fund.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.


--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge of $40. You may also purchase optional benefit riders, charges for which are deducted from your Contract value. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your Contract value in the subaccounts and in the case of the earnings multiplier benefit rider from your Fixed Interest Allocations, as well.

When deducting the other contract charges and rider charges, if the value in the subaccounts is insufficient, the contract charges and rider charge will be deducted from the Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid. The amount deducted may be subject to a Market Value Adjustment. See the Contract prospectus for more information.

Fixed Account--121472                               8

--------------------------------------------------------------------------------
                        DEATH BENEFIT AND OPTIONAL RIDERS
--------------------------------------------------------------------------------
Please refer to your Contract prospectus for descriptions of benefits and optional riders under the Contract and the effect of your Fixed Interest Allocations on those benefits and riders. For purposes of calculating the death benefits and optional riders, certain investment portfolios and the Fixed Account are designated as "Special Funds." Selecting a Special Fund may limit or reduce the death benefit.
--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

SUSPENSION OF PAYMENTS
We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.


--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

EXPERTS
The audited financial statements of ReliaStar of NY as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2002 appearing in this prospectus or in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The statements of income, shareholder's equity and comprehensive income, and cash flows for the year ended December 31, 1999 of ReliaStar of NY, appearing in this prospectus or in the Registration Statement, have been audited by Deloitte and Touche LLP, independent auditors, as set forth in their respective report thereon, and is included or incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

For a general description of the federal income tax considerations associated with the Contract please refer to the Contract prospectus. The "Federal Tax Considerations" section of the Contract prospectus and does not purport to be complete or to cover all tax situations. The discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. The discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

Fixed Account--121472                               9

--------------------------------------------------------------------------------
                             Appendix A
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES


EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )
     2.   Market Value Adjustment = $115,000 x [( 1.05 2,555/365 -1 ] = -$10,870
                                                  ----
                                                 1.0650

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,130 ($115,000 - $10,870 ).


EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 46%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )
     2.   Market Value Adjustment = $115,000 x [( 1.057 ) 2,555/365 -1] = $3,907
                                                  ----
                                                 1.0450

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,907 ($115,000 + $3,907 ).


EXAMPLE #3:  WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.


Fixed Account--121472                A1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.  N = 2,555 ( 365 x 7 )
     2.  Amount that must be withdrawn = [$128,000/[( 1.05) 2,555/365]= $141,362
                                                      ----
                                                     1.0650

Then calculate the Market Value Adjustment on that amount.

     3.  Market Value Adjustment = $141,362 x [( 1.05 ) 2,555/365 -1 ]= -$13,362
                                                 ----
                                                1.0450

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $13,362, for a total reduction in the Fixed Interest Allocation of $114,362.


EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.  N = 2,555 ( 365 x 7 )
     2.  Amount that must be withdrawn = [ $128,000/ 1.05 ) 2,555/365]= $123,794
                                                     ----
                                                    1.0450

Then calculate the Market Value Adjustment on that amount.

     3.  Market Value Adjustment = $123,794 x [(  1.05 ) 2,555/365  -1 ]= $4,206
                                                  ----
                                                 1.0450


     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,206, for a total reduction in the Fixed Interest Allocation of $123,794.


Fixed Account--121472               A2

                             ING VARIABLE ANNUITIES



                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

ReliaStar Life Insurance Company of New York is a stock company domiciled in New York.

Fixed Account--121472                                                04/16/2002

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the indemnification of directors and officers of the Registrant are applicable:

ReliaStar Life Insurance Company of New York ("ReliaStar of NY") shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ReliaStar of NY as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments,fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ReliaStar of NY may also, to the extent permitted by law, indemnify any other person who is or was serving ReliaStar of NY in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ReliaStar of NY may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs, against any such liability to the extent permitted by law.


SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore may be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or depositor of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.


     1 Underwriting Agreement Between ReliaStar Life Insurance Company of New York and Directed Services, Inc

     3(a) Articles of Incorporation of ReliaStar Life Insurance Company of New York
      (b)    By-laws of ReliaStar Life Insurance Company of New York
      (c)    Resolution of Board of Directors for Powers of Attorney

     4(a)    Individual Deferred Combination Variable and Fixed
             Annuity Contract
      (b)    Earnings Enhancement Death Benefit Rider
      (c)    Individual Deferred Combination Variable and Fixed
             Annuity Application
      (d)    Simple Individual Retirement Annuity Rider
      (e)    403(b) Rider
      (f)    Roth Individual Retirement Annuity Rider

     5       Opinion and Consent of Linda E. Senker, Esquire 1

    10(a)    Form of Services Agreement between Directed Services, Inc.
             and ReliaStar Life Insurance Company of New York
      (b) Form of Administrative Services Agreement between ReliaStar Life Insurance Company of New York and Golden American
             Life Insurance Company
      (c) Form of Administrative Services Agreement between ReliaStar Life Insurance Company of New York and Equitable Life
             Insurance Company of Iowa
      (d) Form of Custodial Agreement between Registrant and The Bank of New York
      (e) Form of Reinsurance Agreement ReliaStar Life Insurance Company of New York and London Life Reinsurance Company of Pennsylvania
      (f) Form of Asset Management Agreement between ReliaStar Life Insurance Company of New York and ING Investment Management LLC

    23(a) Consent of Linda E. Senker, Esquire incorporated in Item 5 of this Part II, together with the Opinion of Linda E. Senker
      (b)    Opinion and Consent of Ernst & Young LLP 1


    24       Powers of Attorney

------------------------------------

1 TO BE FILED BY AMENDMENT

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1)   All financial statements are included in the Prospectus
     (2) Schedules I, III and IV. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.






                                                             SCHEDULE I
                                                       SUMMARY OF INVESTMENTS
                                              OTHER THAN INVESTMENTS IN RELATED PARTIES
                                                        (DOLLARS IN MILLIONS)



                                                                                                                       BALANCE
                                                                                                                         SHEET
   DECEMBER 31, 2001                                                                       COST(1)         VALUE        AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
   TYPE OF INVESTMENT
   Fixed maturities, available for sale:
    Bonds:
      United States government and governmental agencies and
       authorities..........................................................               $10.1            $10.5        $10.5
      Public utilities......................................................                67.0             69.5         69.5
      Foreign government....................................................                  .1               .1           .1
      Corporate securities..................................................               786.0            814.9        814.9
      Other asset-backed securities.........................................               295.5            301.7        301.7
      Mortgage-backed securities............................................               296.7            303.4        303.4
                                                                                  ----------------------------------------------
      Total fixed maturities, available for sale............................             1,455.4          1,500.1      1,500.1

   Equity securities:
      Common stocks: industrial, miscellaneous, and all other...............                 3.6              3.5          3.5

   Mortgage loans on real estate............................................               265.5                         265.5
   Real Estate..............................................................                  .3                            .3
   Policy loans.............................................................                85.0                          85.0
   Other Invested Assets....................................................                 6.5                           6.5
   Short-term investments...................................................                20.5                          20.5
                                                                                  ---------------                 --------------
   Total investments........................................................            $1,836.8                      $1,881.4
                                                                                  ===============                 ==============

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.




                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                        (DOLLARS IN MILLIONS)


COLUMN A             COLUMN B     COLUMN C   COLUMN D    COLUMN E   COLUMN F   COLUMN G   COLUMN H    COLUMN I   COLUMN J  COLUMN K
-----------------------------------------------------------------------------------------------------------------------------------
                                   FUTURE
                                   POLICY                                                           AMORTIZA-
                                 BENEFITS,                 OTHER                          BENEFITS    TION OF
                                   LOSSES,                POLICY                            CLAIMS,  DEFERRED
                      DEFERRED     CLAIMS                 CLAIMS INSURANCE                  LOSSES     POLICY
                        POLICY        AND    UNEARNED        AND  PREMIUMS        NET          AND     ACQUI-      OTHER
                   ACQUISITION       LOSS     REVENUE   BENEFITS       AND INVESTMENT   SETTLEMENT     SITION   OPERATING  PREMIUMS
SEGMENT                  COSTS   EXPENSES     RESERVE    PAYABLE   CHARGES     INCOME     EXPENSES      COSTS    EXPENSES*  WRITTEN
-----------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2001:

Life insurance            $26.0   $1,550.5      --        $58.9    $150.6     $142.3       $156.8       $3.3       $99.1      --

YEAR ENDED DECEMBER 31, 2000:
Life Insurance

September 1, 2000 to
December 31, 2000          $8.8   $1,571.1      --        $51.3     $51.6      $48.3        $58.6       $2.6       $26.5      --

January 1, 2000 to
August 31, 2000          $166.1   $1,568.1      --        $78.6     $91.4      $97.7       $100.4      $14.7       $46.4      --

YEAR ENDED DECEMBER 31, 1999:

Life insurance           $141.7    1,672.8      --        $62.4    $143.5      149.7       $156.2      $23.1       $55.6      --



* This includes policy acquisition costs deferred for first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business. The costs related to first year interest bonuses and the premium credit are included in benefits claims, losses, and settlement expenses.





                                                             SCHEDULE IV
                                                             REINSURANCE
                                                           (in thousands)

Column A                                          COLUMN B        COLUMN C         COLUMN D        COLUMN E        COLUMN F
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     PERCENTAGE
                                                                 CEDED TO         ASSUMED                             OF AMOUNT
                                                     GROSS          OTHER      FROM OTHER              NET              ASSUMED
                                                    AMOUNT      COMPANIES       COMPANIES           AMOUNT               TO NET
--------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2001:
    Life insurance in force.................      $34,149,000     $10,687,000      $4,234,000      $27,696,000            15.3%
                                                ================================================================================

Premium
    Life                                          $70,649         $18,054          $3,334          $55,929                 6.0%
    Accident and Health                            16,608          12,358               -            4,250                   -
                                                ----------------------------------------------------------------
    Total Premium                                 $87,257         $30,412          $3,334          $60,179                 5.5%
                                                ================================================================

AT DECEMBER 31, 2000:
    Life insurance in force.................      $33,116,000     $9,126,000       $2,995,000      $26,985,000            11.1%
                                                ================================================================================

    Premium
      September 1, 2000 to
      December 31, 2000

      Life                                        $25,842          $8,437          $1,300          $18,705                 7.0%
      Accident and Health                           5,058           3,963               -            1,095
                                                ----------------------------------------------------------------
      Total Premium                               $30,900         $12,400          $1,300          $19,800                 6.5%
                                                ================================================================

      January 1, 2000 to
      August 31, 2000

      Life                                        $44,898         $20,352          $1,600          $26,146                 6.1%
      Accident and Health                           9,602           7,648               -            1,954
                                                ----------------------------------------------------------------
      Total Premium                               $54,500         $28,000          $1,600          $28,100                 5.7%
                                                ================================================================


AT DECEMBER 31, 1999:
    Life insurance in force.................      $34,702,000     $7,926,000        $2,707,000     $29,483,000             9.2%
                                                ================================================================
Premium
    Life                                          $62,930         $24,985          $2,400          $40,345                 5.9%
    Accident and Health                             8,570           6,115               -            2,455
                                                ----------------------------------------------------------------
    Total Premium                                 $71,500         $31,100          $2,400          $42,800                 5.6%
                                                ================================================================================


ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester and Commonwealth of Pennsylvania, on this 16th day of April 2002.


                                By:  RELIASTAR LIFE INSURANCE
                                     COMPANY OF NEW YORK
                                     (Registrant)


                                By:  -----------------------------
                                     James R. Gelder*
                                     President and Director



Attest:   /s/Linda E. Senker
          -------------------
          Linda E. Senker
          Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 16, 2002.

       Signature                         Title
       ---------                         -----


       ------------------                President and Director
       James Robert Gelder*                of Depositor




       -------------------               Senior Vice President and
       Wayne Robert Huneke*                Chief Financial Officer


                      DIRECTORS OF DEPOSITOR


      ---------------------
      Richard M. Conley*


      ---------------------
      Mark A. Tullis*


      ---------------------
      Ulric Haynes*


      ---------------------
      P. Randall Lowery*


      ---------------------
      Fioravante Perrotta*


      ---------------------
      Robert C. Salipante*


      ---------------------
      Charles B. Updike*


      ----------------------
      Ross M. Weale*



       By: /s/Linda E. Senker, Attorney-in-Fact
           ------------------
            Linda E. Senker
________________

* Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                EXHIBIT INDEX

ITEM               EXHIBIT                                           PAGE #
----               -------                                           ------

1      Form of Underwriting Agreement Between ReliaStar Life
       Insurance Company of New York and Directed
       Services, Inc                                                 EX-1
3(a)   Articles of Incorporation of ReliaStar Life Insurance
       Company of New York                                           EX-3.A
3(b)   By-Laws of ReliaStar Life Insurance Company of New York       EX-3.B
3(c)   Resolution of board of directors for Powers of Attorney       EX-3.C
4(a)   Individual Deferred Combination Variable and Fixed
       Annuity Contract                                              EX-4.A
4(b)   Earnings Enhancement Death Benefit Rider                      EX-4.B
4(c)   Individual Annuity Application                                EX-4.C
4(d)   Simple Individual Retirement Annuity Rider                    EX-4.D
4(e)   403(b) Rider                                                  EX-4.E
4(f)   Roth Individual Retirement Annuity Rider                      EX-4.F
10(a)  Form of Services Agreement between Directed
       Services, Inc. and ReliaStar Life Insurance Company
       of New York                                                   EX-10.A
10(b)  Form of Administrative Services Agreement between
       ReliaStar Life Insurance Company of New York and
       Golden American Life Insurance Company                        EX-10.B
10(c)  Form of Administrative Services Agreement between
       ReliaStar Life Insurance Company of New York and
       Equitable Life Insurance Company of Iowa                      EX-10.C
10(d)  Form of Custodial Agreement between Registrant and
       the Bank of New York                                          EX-10.D
10(e)  Form of Reinsurance Agreement between ReliaStar Life
       Insurance Company of New York and London Life Reinsurance
       Company of Pennsylvania                                       EX-10.E
10(f)  Form of Asset Management Agreement between ReliaStar
       Life Insurance Company of New York and ING Investment
       Management LLC                                                EX-10.F
24     Powers of Attorney                                            EX-24